Exhibit 10.5

English Translation

EMPLOYMENT CONTRACT OF SENIOR EXECUTIVE

TABLE OF CONTENTS

1.	TERM OF CONTRACT	2

2.	POSITION	2

3.	REMUNERATION	3

4.	WORKING HOURS	3

5.	LABOR INSURANCE, ALLOWANCE AND BENEFITS	4

6.	WORKING ENVIRONMENT AND LABOR PROTECTION	4

7.	DISCIPLINE	4

8.	CONFIDENTIALITY AND NON-COMPETITION	5

9.	MODIFICATION, RESCISSION AND TERMINATION OF THE EMPLOYMENT CONTRACT	5

10.	ECONOMIC COMPENSATION	7

11.	LIABILITY FOR BREACH OF THE CONTRACT	7

12.	LABOR DISPUTES	7

13.	MISCELLANEOUS	8

This agreement is entered into by and between the following parties on [            ]:

Party A:

Worksoft Creative Software Technology Ltd., a limited liability company incorporated under the laws of the People’s Republic of China, with its registered office at 3F, No.8 Building, Zhongguancun Software Park, 8 Dongbeiwang West Road, Haidian District, Beijing (hereinafter referred to as “Company”); and

Party B:

[            ], a citizen of the People’s Republic of China (ID No.: ) with its address at [            ](hereinafter referred to as “Employee”).

Party A engages Party B as [            ]. In accordance with the PRC Labor law and other relevant laws and regulations. Party A and Party B enter into this contract to establish the employment relationship on the basis of equality and voluntary negotiation.

1.	TERM OF CONTRACT

The term of this contract shall be [            ] years, commencing from [            ] and ending on [            ]. In the event of expiration of the contract, if the parties hereto intend to terminate the contract, the party shall inform the other party the intention to terminate this contract prior to 60 days before the expiration of the contract. If each party has not notify its intention to terminate this contract 60 days prior to the expiration of the contract, the contract shall be automatically extended for one year.

2.	POSITION

2.1	According to the needs of operation and production, the Company engages the Employee as the senior executive in charge of [ ].

2.2	The Company may adjust the Employee’s position in accordance with the needs of operation and production, based on the Employee’s professional expertise, performance and physical conditions.

2.3	The Employee shall, as requested by the position, complete his/her work with a diligent and responsible attitude.

3.	REMUNERATION

3.1	The basic salary for the Employee shall be RMB [ ] per month.

3.2	The date for paying salary shall be the last calendar day of every month and in case of holidays, it will be extended to the first working day after such holiday.

3.3	In April of each year, the Company will review and adjust the Employee’s salary based on the previous year’s performance and the efficiency of the Employee.

1)	If the Company decides to make a salary adjustment, the Company shall inform the Employee of such adjustment and the basis for the adjustment in writing;

2)	The salary adjustment shall come into effect as of the next month after the Company officially notifies the Employee.

3.4	The Employee shall pay individual income tax according to laws, the Company will deduct the corresponding amount from the monthly salary of the Employee and pay the tax to the relevant tax authorities on behalf of the Employee.

3.5	The Company shall procure all kinds of social insurances for the Employee according to laws. The Employee shall pay the individual proportion in the relevant social insurances in accordance with the provisions of laws and regulations, the Company will deduct the corresponding amount from the monthly salary of the Employee and pay the insurance to relevant social insurance and security authorities on behalf of the Employee.

3.6	In addition to the above Article 3.4 and Article 3.5, the Company shall be entitle to deduct other payment from the Employee’s salary or withhold and hand over other payment on behalf of the Employee.

3.7	If the Company faces difficulties or losses in the course of business operation, the Company has the right to adjust the remuneration of the Employee on a basis of consultation in accordance with a new wage system.

4.	WORKING HOURS

4.1	According to the nature of the position, the working hours for the Employee shall be:

1)	Normal working hours: 9:00 to 18:00 from Monday to Friday, which includes one hour time for lunch.

2)	Based on the characteristics of the management position held by the Employee, the Company may adjust the working hours to flexible working hours at any time in accordance with the business need. In case of adoption of flexible working hours, overtime pay shall not be calculated in accordance with the normal working hours.

4.2	During the period of this contract, if the position of employee changes, then the working hours should be re-determined as per the new position.

4.3	The Employee shall be entitled to enjoy the statutory leave, marriage leave, bereavement leave, family leave and family planning and other paid leaves provided by the state.

4.4	The Employee shall be entitled to other vacations provided by the Company.

5.	LABOR INSURANCE, ALLOWANCE AND BENEFITS

5.1	The parties hereto shall participate in pension, work-related injury, unemployment, medical, maternity and other social insurances in accordance with state and Beijing’s relevant social insurance requirements, and shall pay social insurance, housing accumulation fund and enjoy the relevant treatment accordingly.

5.2	The parties hereto make definite that since the Employee is one of senior executives of the Company, the Company may conduct an overall adjustment on his/her working hours as per the needs of the position.

6.	WORKING ENVIRONMENT AND LABOR PROTECTION

The Company provides the Employee with a safe and healthy working environment which meets the state requirement to ensure that the Employee works under a safe and healthy working environment.

7.	DISCIPLINE

7.1	The Employee shall strictly comply with all rules and systems formulated by the Company according to law.

7.2	Without the prior written consent from the Company, the Employee may not receive any money, gift or any benefit in whatsoever form from any customer, cooperator or other related enterprises.

7.3	The Employee shall work diligently and dedicatedly during working hours. The Employee may not take other work concurrently during the valid term of this employment contract.

7.4	The Company will punish any employee who violates the rules and systems, while the Company will reward any employee who has an outstanding performance.

8.	CONFIDENTIALITY AND NON-COMPETITION

The Employee shall maintain the Company’s confidentiality and comply with the confidentiality agreement regarding production technology, market and non-patent technology, and may not engage in any business or action which constitutes the competition with the Company. Specific confidentiality and non-competition obligation shall be set forth in the Confidentiality and Non-competition Agreement concluded by both parties.

9.	MODIFICATION, RESCISSION AND TERMINATION OF THE EMPLOYMENT CONTRACT

9.1	If the Company requires to modify the relevant provisions hereof as a result that the objective circumstance on which the Company relied when signing this contract changes or due to individual reasons of the Employee, it shall inform the other party in writing 30 working days in advance. Upon unanimous consent by both parties, the relevant content hereof may be modified accordingly. However, if the Company is merged due to equity transfer, then the Employee agrees to re-sign an employment contract having the same terms and conditions hereof with the successor of the Company and the term of such employment contract is no less than this contract’s remaining valid period.

9.2	Should the laws or regulations based on which this contract is concluded be modified or invalidated, the eligible party may unilaterally modify this contract.

9.3	This contract may be terminated upon the unanimous consent by the parties hereto.

9.4	This contract may be automatically terminated if the Employee is held criminally responsible or re-education through labor.

9.5	Where one of the following events occurs, the Company may terminate this contract and dismiss the Employee without notifying the Employee in advance:

1)	The Employee violates the labor discipline or corporate regulations and systems seriously.

2)	The Employee commits gross misconduct, graft and corruption or leak trade secrets which make the Company suffer from material interest losses.

9.6	Where one of the following events occurs, the Company may not rescind or terminate this contract or dismiss the Employee:

1)	The Employee is ill or injured arising out of work and within a specified period of the medical treatment;

2)	The Employee suffers work-related injuries or occupation disease and within a period of the medical treatment.

9.7	In case of termination of this contract, the Employee may inform the Company in writing 60 days beforehand.

9.8	Except otherwise provided by this contract, if either party who rescinds or terminates this contract fails to inform the other party in advance or the notice period is not sufficient as per the stipulations of this contract, then such party shall pay compensation to the other party based on the deficient days and average daily salary of the Employee one month prior to the rescission or termination.

9.9	Should the Employee receive training sponsored by the Company during the contractual terms, in case of termination of this contract, the Employee shall comply with the stipulations set forth in the training contract in addition to the provisions hereof.

9.10	The employment relationship between the Company and the Employee shall terminate upon the expiry of this contract. The Employee shall return all company-owned property and documentation material kept or employed by him/her.

9.11	Upon the rescission or termination of this contract, the Company and the Employee shall undergo the procedures to rescind or terminate the employment contract within a specified period.

10.	ECONOMIC COMPENSATION

If the Company terminates this contract in accordance with Article 9.3 hereof or due to other reasons which results in payment of economic compensation, then the Company shall pay economic compensation to the Employee in accordance with the relevant state and Beijing provisions.

11.	LIABILITY FOR BREACH OF THE CONTRACT

11.1	Either contracting party has one of the following circumstances, it shall bear liability for breach of the contract to the other party:

1)	The Company violates the provision of this contract to unilaterally terminate this contract;

2)	Without consent of the Company, the Employee takes unauthorized leave;

3)	The Employee has certain circumstances set forth in item (1) or item (2) of Article 9.5 hereof.

11.2	If the Employee has received training sponsored by the Company, then the corresponding breaching liability shall be compensated in accordance with the training agreement.

12.	LABOR DISPUTES

12.1	If any labor dispute occurs to the parties hereto in the course of dismissal or resignation, both parties shall handle such dispute in accordance with the procedures for enterprise’s labor dispute.

12.2	The labor disputes shall be resolved as follows:

The Employee and his/her direct leader solve the labor disputes through negotiation.

If the human resources department fails to resolve the disputes, either party in dispute or both parties may apply to Haidian District labor dispute arbitration committee for arbitration within 60 days from the date when the disputes occur;

Any party is not satisfied with the award made by the arbitration committee, it may bring a lawsuits in the People’s court at the location of the Company within 15 days upon the receipt of such award.

13.	MISCELLANEOUS

13.1	The staff handbook of the Company and other bylaws shall be integral parts of this employment contract.

13.2	This Agreement may be executed in duplicates and each of the Company and then employee holds one copy. This contract shall come into effect upon execution by the parties. These two contracts shall have the same legal effect.

13.3	If any provision hereof conflicts with the state laws and regulations, the state laws and regulation shall prevail.

(signature page and no text below)

IN WITNESS WHEREOF, this Agreement has been executed.

Party A [            ] (seal)

Signature of authorized person	Date

Party B [            ]

Signature	Date

Schedule

	Name	Title	Execution Date
1	Chris Shuning Chen	Chairman and Chief Executive Officer	22 July, 2004
2	David Lifeng Chen	Chief Operating Officer	22 July, 2004
3	Sidney Xuande Huang	Chief Financial Officer	1 July, 2006
4	Stanley Ying Zhou	Chief Administrative Officer	22 July, 2004
5	Junbo Liu	Executive Vice President	6 September, 2005
6	Kevin Zhong Liu	Executive Vice President	22 July, 2004
7	Gerry Jianxin Lu	Executive Vice President	6 September, 2005
8	Jeff Jian Wu	Executive Vice President	28 April, 2005